UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2004

METROPCS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50869	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification Number)

8144 Walnut Hill Lane Suite 800 Dallas, Texas	75231
(Address of principal executive offices)	(Zip Code)

(214) 265-2550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On November 28, 2004 MetroPCS Communications, Inc. (the holding company parent of MetroPCS, Inc.), MetroPCS Wireless, Inc. (“MetroPCS Wireless”, a wholly-owned direct subsidiary of MetroPCS, Inc. and a wholly owned indirect subsidiary of MetroPCS Communications, Inc.), Cingular Wireless LLC and New Cingular Wireless PCS, LLC entered into a license purchase agreement (the “Purchase Agreement”) for the sale of wireless spectrum to MetroPCS Wireless. The press release announcing the Purchase Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

ITEM 5.02 Departure of Principal Officer

On October 5, 2004 the employment of Michael N. Lavey, our Vice President-Controller (Principal Accounting Officer), was terminated, effective as of that date. J. Lyle Patrick, our Chief Financial Officer (Principal Financial Officer) will also serve as our Principal Accounting Officer until a new Vice President-Controller is appointed.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated November 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: December 1, 2004	By:	/s/ J. Lyle Patrick
	Name:	J. Lyle Patrick
	Title:	Vice President and Chief Financial Officer